Exhibit 10.4

Amendment

to

Agreement

This Amendment to the Agreement of                      (the “Executive”) dated                      (the “Agreement”) is entered into this 21st day of July, 2007, between the Executive and GlobalSantaFe Corporation.

1. Notwithstanding any other provision of the Agreement, the Executive shall not be deemed to have consented in writing, or to have given express written consent, to the occurrence of any act or omission which would otherwise constitute “Good Reason” under the Agreement unless the Executive signs a writing specifically identifying the relevant Agreement provision by number and consenting to a specific act or omission described herein.

2. The parties hereto confirm that GlobalSantaFe Corporation is currently negotiating an Agreement and Plan of Merger (“Merger Agreement”) with a third party. For the sake of clarity, without in any way limiting the “Change in Control” definition in the Executive’s Agreement, it is agreed that, if such Merger Agreement is executed, shareholder approval of the transactions contemplated therein shall constitute a Change in Control under the Executive’s Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement on the date first above written.

GlobalSantaFe Corporation	Executive

Jon A. Marshall President and Chief Executive Officer

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